UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 7, 2009

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01         OTHER EVENTS.

On December 7, 2009, China Information Security Technology, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") a Preliminary Prospectus Supplement to its effective shelf registration statement on Form S-3 (File No. 333-159375) (the "Preliminary Prospectus Supplement"), pursuant to Rule 424 under the Securities Act of 1933, relating to a proposed public offering of 6,454,000 shares of the Company's common stock, par value $0.01 per share, of which 4,854,000 shares will be sold by the Company and 1,600,000 shares will be sold by Mr. Jiang Huai Lin, the Company's Chairman and Chief Executive Officer. The Company intends to use the net proceeds it receives from the offering for working capital and other general corporate purposes. The Company will not receive any of the proceeds from the sale of shares by Mr. Lin. Macquarie Capital (USA) Inc. and Roth Capital Partners, LLC will serve as the book running managers for this offering, with Rodman & Renshaw, LLC acting as co-manager. The Preliminary Prospectus Supplement contains certain supplemental and revised disclosures regarding the Company's business which updates the business description and risk factors contained in Part I, Items 1 and 1A, respectively, of the Company's Annual Report on Form 10-K/A for the year ended December 31, 2008 filed with the Commission on August 12, 2009. A copy of the Preliminary Prospectus Supplement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits.

Exhibit	Description

99.1	Preliminary Prospectus Supplement to Registration Statement on Form S-3 (File No. 333-159375)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

Dated: December 9, 2009	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer